Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED

SEPTEMBER 30, 2025

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

55 Community Centers

4.8 million sq. ft. of gross

leasable area

1,458 tenants

Top Growth Markets

Austin

Dallas

Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 51.0 million

Operating Partnership Units:

0.6 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sun Belt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of September 30, 2025, provided a 100% premium rental rate compared to our larger space tenants. The largest of our 1,458 tenants at our wholly owned properties comprised only 2.2% of our annualized revenues for the three months ended September 30, 2025.

Distribution (per share / unit)*:
Quarter: $ 0.135	Investor Relations:
Annualized: $ 0.54	Whitestone REIT
Dividend Yield: 4.41%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Amy S. Feng	website: www.whitestonereit.com
Julia B. Buthman
Kristian M. Gathright	Analyst Coverage:
David K. Holeman	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
Jeffrey A. Jones	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
Donald A. Miller	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Lucid Capital Markets	Maxim Group	Truist Securities
* As of October 27, 2025	Craig Kucera	Michael Diana	Anthony Hau
** Based on common share price	917.890.4412	212.895.3641	212.303.4176
of $12.24 as of close of market on	ckucera@lucidcm.com	mdiana@maximgrp.com	anthony.hau@truist.com
October 27, 2025.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS Third QUARTER AND YEAR-TO-DATE 2025 RESULTS

Houston, Texas, October 29, 2025 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter and year-to-date of 2025. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sun Belt. For the three months ended September 30, 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.35 and $0.15, respectively.

“Whitestone is solidly on track to deliver on its peer leading long-term Core FFO per share growth target of 5-7%.  Operational excellence combined with the 2nd highest percentage of shop space within the peer group has enabled Whitestone to deliver compounded annual growth in excess of 5% for Core FFO per share since 2021.  Today management is reiterating its intention to extend that track record.  Whitestone has also moved its Green Street portfolio Trade Area Power (TAP) score up by the greatest percentage versus its peer set over the past 3 years as growth within Texas and Arizona pairs with Whitestone’s capital recycling program to enhance our property values and value for our shareholders.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $41.0 million versus $38.6 million for the third quarter of 2024.
•	Net Income attributable to common shareholders of $18.3 million, or $0.35 per diluted share, versus $7.6 million, or $0.15 per diluted share for the third quarter of 2024.
•	Core Funds from Operations (“Core FFO”) of $13.7 million versus $13.0 million for the third quarter of 2024.
•	Core FFO per diluted share was $0.26 versus $0.25 for the third quarter of 2024.
•	Funds From Operations (“FFO”) of $12.9 million versus $13.0 million for the third quarter of 2024.
•	FFO per diluted share of $0.24 versus $0.25 for the third quarter of 2024.
•	EBITDAre of $22.5 million versus $21.6 million for the third quarter of 2024.
•	Same-Store Net Operating Income (“NOI”) grew 4.8% to $25.6 million versus $24.4 million for the third quarter of 2024.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 8.2% to $25.59, compared to the prior year quarter.

Year-to-date Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $116.9 million versus $113.4 million for the same period in 2024.
•	Net Income attributable to commons shareholders of $27.1 million, or $0.52 per diluted share, versus $19.6 million, or $0.38 per diluted share for the same period in 2024.
•	Core Funds from Operations (“Core FFO”) of $40.3 million versus $37.8 million for the same period in 2024.
•	Core FFO per diluted share was $0.77 versus $0.73 for the third quarter of 2024.
•	Funds From Operations (“FFO”) of $39.5 million versus $36.1 million for the same period in 2024.
•	FFO per diluted share of $0.75 versus $0.70 for the same period in 2024.
•	EBITDAre of $65.7 million versus $62.3 million for the same period in 2024.
•	Same-Store Net Operating Income (“NOI”) grew 3.9% to $73.2 million versus $70.4 million for the same period in 2024.

Operating Results

For the three month periods ending September 30, 2025 and 2024, the Company’s operating highlights were as follows:

	Third Quarter 2025	Third Quarter 2024
Occupancy:
Wholly Owned Properties – All	94.2%	94.1%
>10,000 Sq Ft Occupancy	98.0%	97.4%
≤ 10,000 Sq Ft Occupancy	92.0%	92.2%
Same Store Property Net Operating Income Change (1)	4.8%	4.6%
Rental Rate Growth - Total (GAAP Basis):	19.3%	25.3%
New Leases	22.5%	22.7%
Renewal Leases	18.6%	25.9%
Leasing Transactions:
Number of New Leases	21	26
New Leases - Lease Term Revenue (millions)	$15.7	$7.6
Number of Renewal Leases	47	46
Renewal Leases - Lease Term Revenue (millions)	$13.3	$15.3

Balance Sheet and Debt Metrics

•

As of September 30, 2025, Whitestone had total debt of $646.0 million, along with capacity and availability of $308.9 million and $223.6 million, respectively, under its $375 million revolving credit facility.

•	As of September 30, 2025, the Company has undepreciated real estate assets of $1.3 billion.

Dividend

On August 28, 2025, the Company declared a quarterly cash distribution of $0.135 per common share and OP unit for the fourth quarter of 2025, to be paid in three equal installments of $0.045 in October, November, and December of 2025.

2025 Full Year Guidance

The Company has updated its 2025 full-year guidance for net income attributable to Whitestone REIT, same store net operating income growth, and bad debt as a percentage of revenue. The guidance update is as follows:

	Q3 2025 Revised Guidance	2025 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1)	$30,913 - $33,023	$17,135 - $19,219
Core FFO (1)	$54,158 - $56,268	$54,158 - $56,268

Net income attributable to Whitestone REIT per share (1)	$0.59 - $0.63	$0.33 - $0.37
Core FFO per diluted share and OP Unit (2)	$1.03 - $1.07	$1.03 - $1.07

Key Drivers:
Same store net operating income growth (3)	3.5% - 4.5%	3.0% - 4.5%
Bad debt as a percentage of revenue	0.60% - 0.90%	0.75% - 1.00%
General and administrative expense	$20,800 - $22,800	$20,800 - $22,800
Interest expense	$33,000 - $34,000	$32,000 - $33,000
Ending occupancy	94.0% - 95.0%	94.0% - 95.0%

(1)

The guidance does not include any potential gains or losses that may occur in the fourth quarter, including but not limited to, gains or losses from asset sales and collection of receivables from partnership redemption.

(2)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(3)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of September 30, 2025, Whitestone wholly owned 55 Community-Centered Properties™ with 4.8 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (7), Dallas-Fort Worth (10), Houston (11), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,458 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, October 30, 2025, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Saturday, November 15, 2025. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13747767

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, particularly in Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; our current geographic concentration in the Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all; and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024

ASSETS
Real estate assets, at cost
Property	$1,295,374	$1,248,223
Accumulated depreciation	(259,530)	(246,534)
Total real estate assets	1,035,844	1,001,689
Cash and cash equivalents	6,848	5,224
Restricted cash	—	10,146
Escrows and deposits	4,293	4,006
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	34,090	33,820
Receivable from partnership redemption	31,643	31,643
Receivable due from related party	1,327	15,186
Unamortized lease commissions, legal fees and loan costs	17,282	14,693
Prepaid expenses and other assets(2)	4,678	7,805
Finance lease right-of-use assets	10,341	10,427
Total assets	$1,146,346	$1,134,639

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$641,626	$631,518
Accounts payable and accrued expenses(3)	40,871	40,703
Payable due to related party	1,535	1,577
Tenants' security deposits	9,469	9,295
Dividends and distributions payable	6,974	6,931
Finance lease liabilities	751	781
Total liabilities	701,226	690,805
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 51,019,286 and 50,690,163 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	51	51
Additional paid-in capital	639,101	637,946
Accumulated deficit	(199,141)	(205,557)
Accumulated other comprehensive income (loss)	(520)	5,713
Total Whitestone REIT shareholders' equity	439,491	438,153
Noncontrolling interest in subsidiary	5,629	5,681
Total equity	445,120	443,834
Total liabilities and equity	$1,146,346	$1,134,639

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,773	$17,285
Accrued rents and other recoveries	29,804	29,964
Allowance for doubtful accounts	(13,601)	(14,720)
Other receivables	1,114	1,291
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$34,090	$33,820

(2) Operating lease right of use assets (net)	$1,158	$59
(3) Operating lease liabilities	$1,157	$58

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental(1)	$40,828	$38,107	$115,904	$112,328
Management, transaction, and other fees	220	526	1,039	1,116
Total revenues	41,048	38,633	116,943	113,444

Operating expenses
Depreciation and amortization	8,331	8,921	26,172	26,242
Operating and maintenance	7,944	7,303	22,131	20,667
Real estate taxes	5,331	4,838	13,548	12,988
General and administrative	5,319	4,878	15,683	17,610
Total operating expenses	26,925	25,940	77,534	77,507

Other expenses (income)
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
Interest, dividend and other investment income	(5)	(3)	(140)	(15)
Total other expenses (income)	(4,573)	4,852	11,626	15,769

Income before equity investment in real estate partnership and income tax	18,696	7,841	27,783	20,168

Deficit in earnings of real estate partnership	—	—	—	(28)
Provision for income tax	(131)	(118)	(352)	(327)
Net income	18,565	7,723	27,431	19,813

Less: Net income attributable to noncontrolling interests	232	99	343	257

Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.36	$0.15	$0.53	$0.39
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.35	$0.15	$0.52	$0.38

Weighted average number of common shares outstanding:
Basic	51,018	50,297	50,936	50,067
Diluted	52,079	51,305	51,894	51,106

Consolidated Statements of Comprehensive Income (Loss)

Net income	$18,565	$7,723	$27,431	$19,813

Other comprehensive loss

Unrealized loss on cash flow hedging activities	(831)	(8,946)	(6,312)	(3,296)

Comprehensive income	17,734	(1,223)	21,119	16,517

Less: Net income attributable to noncontrolling interests	232	99	343	257
Less: Comprehensive loss attributable to noncontrolling interests	(10)	(115)	(79)	(41)

Comprehensive income (loss) attributable to Whitestone REIT	$17,512	$(1,207)	$20,855	$16,301

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(1) Rental
Rental revenues	$28,479	$27,114	$83,534	$81,350
Recoveries	12,404	11,338	33,149	32,009
Bad debt	(55)	(345)	(779)	(1,031)
Total rental	$40,828	$38,107	$115,904	$112,328

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$27,431	$19,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,172	26,242
Amortization of deferred loan costs	857	823
Gain on sale of properties	(14,174)	(10,212)
Loss on disposal of assets	97	183
Bad debt	779	1,031
Share-based compensation	3,287	2,805
Deficit in earnings of real estate partnership	—	28
Amortization of right-of-use assets - finance leases	86	65
Loss on extinguishment of debt	797	—
Changes in operating assets and liabilities:
Escrows and deposits	(437)	6,238
Accrued rents and accounts receivable	(1,049)	(2,980)
Receivable due from related party	226	(40)
Unamortized lease commissions, legal fees and loan costs	(2,174)	(1,992)
Prepaid expenses and other assets	(1,872)	1,705
Accounts payable and accrued expenses	(5,252)	(4,114)
Payable due to related party	(42)	—
Tenants' security deposits	174	561
Net cash provided by operating activities	34,907	40,156
Cash flows from investing activities:
Acquisitions of real estate	(47,744)	(50,137)
Additions to real estate	(17,180)	(15,485)
Proceeds from sales of property	24,365	46,444
Receipt of funds from real estate partnership for loan repayment	13,633	—
Net cash used in investing activities	(26,926)	(19,178)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,548)	(18,325)
Distributions paid to OP unit holders	(261)	(240)
Proceeds from issuance of common shares, net of offering costs	—	7,620
Payments of exchange offer costs	—	(81)
Net payments of revolving credit facility	(58,909)	(17,000)
Proceeds from borrowings under unsecured term loan	375,000	—
Repayment of borrowings under unsecured term loan	(285,000)	—
Repayments of notes payable	(17,572)	(47,950)
Repurchase of common shares	(2,268)	(2,641)
Payment of finance lease liability	(30)	(18)
Proceeds from notes payable	—	56,340
Payment of loan origination costs	(6,915)	(789)
Net cash used in financing activities	(16,503)	(23,084)
Net decrease in cash, cash equivalents and restricted cash	(8,522)	(2,106)
Cash, cash equivalents and restricted cash at beginning of period	15,370	4,640
Cash, cash equivalents and restricted cash at end of period (1)	$6,848	$2,534

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,256	$25,384
Cash paid for taxes	$457	$432
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$330	$29
Financed insurance premiums	$—	$2,638
Value of shares issued under dividend reinvestment plan	$81	$56
Value of common shares exchanged for OP units	$55	$355
Change in fair value of cash flow hedge	$(6,312)	$(3,296)
Accrued capital expenditures	$2,437	$1,439
Receivable from partnership redemption	$—	$31,643
Recognition of finance lease liability	$—	$86
Recognition of operating lease liability	$1,220	$—

	September 30,
	2025	2024
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$6,848	$2,534
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$6,848	$2,534

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,313	8,904	26,122	26,169
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	—	—	111
(Gain) loss on disposal of assets	(56)	111	97	183
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
Net income attributable to noncontrolling interests	232	99	343	257
FFO (NAREIT)	$12,855	$12,976	$39,476	$36,064
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	—	—	1,757
Extinguishment of debt costs	797	—	797	—
Core FFO	$13,652	$12,976	$40,273	$37,821

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,855	$12,976	$39,476	$36,064
Core FFO	$13,652	$12,976	$40,273	$37,821
Denominator:
Weighted average number of total common shares - basic	51,018	50,297	50,936	50,067
Weighted average number of total noncontrolling OP units - basic	643	649	643	654
Weighted average number of total common shares and noncontrolling OP units - basic	51,661	50,946	51,579	50,721

Effect of dilutive securities:
Unvested restricted shares	1,061	1,008	958	1,039
Weighted average number of total common shares and noncontrolling OP units - diluted	52,722	51,954	52,537	51,760

FFO per common share and OP unit - basic	$0.25	$0.25	$0.77	$0.71
FFO per common share and OP unit - diluted	$0.24	$0.25	$0.75	$0.70

Core FFO per common share and OP unit - basic	$0.26	$0.25	$0.78	$0.75
Core FFO per common share and OP unit - diluted	$0.26	$0.25	$0.77	$0.73

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the nine months ended September 30, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
General and administrative expenses	5,319	4,878	15,683	17,610
Depreciation and amortization	8,331	8,921	26,172	26,242
Deficit in earnings of real estate partnership (1)	—	—	—	28
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Interest, dividend and other investment income	(5)	(3)	(140)	(15)
Provision for income taxes	131	118	352	327
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
NOI of real estate partnership (pro rata)(1)	—	—	—	183
Net income attributable to noncontrolling interests	232	99	343	257
NOI	$27,773	$26,492	$81,264	$79,972
Non-Same Store NOI (2)	(1,193)	(781)	(5,236)	(5,821)
NOI of real estate partnership (pro rata) (1)	—	—	—	(183)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	26,580	25,711	76,028	73,968
Same Store straight-line rent adjustments	(721)	(709)	(1,958)	(2,613)
Same Store amortization of above/below market rents	(207)	(310)	(355)	(629)
Same Store lease termination fees	(61)	(280)	(506)	(298)
Same Store NOI (3)	$25,591	$24,412	$73,209	$70,428

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended September 30, 2025 to the three months ended September 30, 2024, Non-Same Store includes properties acquired between July 1, 2024, and September 30, 2025 and properties sold between July 1, 2024 and September 30, 2025, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2025 to the nine months ended September 30, 2024, Non-Same Store includes properties acquired between January 1, 2024 and September 30, 2025 and properties sold between January 1, 2024 and September 30, 2025, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended September 30, 2025 to the three months ended September 30, 2024, Same Store includes properties owned before July 1, 2024 and not sold before September 30, 2025. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2024, Same Store includes properties owned before January 1, 2024 and not sold before September 30, 2025. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
Depreciation and amortization	8,331	8,921	26,172	26,242
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Provision for income taxes	131	118	352	327
Net income attributable to noncontrolling interests	232	99	343	257
Deficit in earnings of real estate partnership (1)	—	—	—	28
EBITDAre adjustments for real estate partnership (1)	—	—	—	136
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
EBITDAre	$22,459	$21,617	$65,721	$62,330

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2025
(in thousands, except per share and per unit data)

	Projected Range Full Year 2025
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$30,913	$33,023
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	36,110	36,110
Gain on sale of properties	(14,174)	(14,174)
Loss on disposal of assets	97	97
Net income attributable to noncontrolling interests	415	415
FFO	$53,361	$55,471
Adjustments to reconcile to Core FFO
Debt Extinguishment	797	797
Core FFO (1)	$54,158	$56,268
Denominator:
Diluted shares	52,084	52,084
OP Units	649	649
Diluted share and OP Units	52,733	52,733

Net income attributable to Whitestone REIT per diluted share	$0.59	$0.63

FFO per diluted share and OP Unit	$1.01	$1.05

Core FFO per diluted share and OP Unit (1)	$1.03	$1.07

(1)

The guidance does not include any potential gains or losses that may occur in the fourth quarter, including but not limited to, gains or losses from asset sales and collection of receivables from partnership redemption.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,		Increase	% Increase
	2025	2024	(Decrease)	(Decrease)
Same Store (47 properties excluding development land)
Property revenues
Rental	$38,879	$36,649	$2,230	6%
Management, transaction and other fees	214	523	(309)	(59)%
Total property revenues	39,093	37,172	1,921	5%

Property expenses
Property operation and maintenance	7,611	6,861	750	11%
Real estate taxes	4,902	4,600	302	7%
Total property expenses	12,513	11,461	1,052	9%

Total property revenues less total property expenses	26,580	25,711	869	3%

Same Store straight-line rent adjustments	(721)	(709)	(12)	2%
Same Store amortization of above/below market rents	(207)	(310)	103	(33)%
Same Store lease termination fees	(61)	(280)	219	(78)%

Same Store NOI (1)	$25,591	$24,412	$1,179	4.8%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,		Increase	% Increase
	2025	2024	(Decrease)	(Decrease)
Same Store (45 properties excluding development land)
Property revenues
Rental	$108,148	$104,030	$4,118	4%
Management, transaction and other fees	1,007	853	154	18%
Total property revenues	109,155	104,883	4,272	4%

Property expenses
Property operation and maintenance	20,709	18,813	1,896	10%
Real estate taxes	12,418	12,102	316	3%
Total property expenses	33,127	30,915	2,212	7%

Total property revenues less total property expenses	76,028	73,968	2,060	3%

Same Store straight-line rent adjustments	(1,958)	(2,613)	655	(25)%
Same Store amortization of above/below market rents	(355)	(629)	274	(44)%
Same Store lease termination fees	(506)	(298)	(208)	70%

Same Store NOI (1)	$73,209	$70,428	$2,781	3.9%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Other Financial Information:

Tenant improvements (1) (2)	$1,527	$1,842	$3,900	$3,065
Leasing commissions (1) (2)	$1,050	$662	$2,312	$2,142
Maintenance capital (1)	$3,319	$3,268	$6,462	$4,962
Scheduled debt principal payments (1)	$—	$92	$—	$810
Scheduled bond principal payment (3)	$—	$—	$17,143	$7,143
Straight-line rent income (1)	$587	$860	$2,063	$2,642
Market rent amortization income from acquired leases (1)	$261	$313	$672	$861
Non-cash share-based compensation expense (1)	$1,438	$1,281	$3,614	$3,105
Non-real estate depreciation and amortization (1)	$18	$17	$50	$73
Amortization of loan fees (1)	$296	$289	$857	$825
Undepreciated value of unencumbered properties	$1,037,230	$923,102	$1,037,230	$923,102
Number of unencumbered properties	52	48	52	48
Full time employees	69	73	69	73

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled each March, beginning in 2023, while payments for the Series B Notes commenced in March 2025.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2025
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.8%	51,019
Operating partnership units outstanding	1.2%	643
Total	100.0%	51,662

Market price of common shares as of September 30, 2025		$12.28

Total equity capitalization		$634,409	50%

Debt Capitalization:
Outstanding debt		$646,002
Less: Cash and cash equivalents		(6,848)
Total debt capitalization		639,154	50%

Total Market Capitalization as of September 30, 2025		$1,273,563	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
INTEREST COVERAGE RATIO	September 30,		September 30,
	2025	2024	2025	2024
EBITDAre/Interest Expense
EBITDAre (1)	$22,459	$21,617	$65,721	$62,330

Interest expense	8,658	8,506	25,046	25,813
Pro rata share of interest expense from real estate partnership(2)	—	—	—	43
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(296)	(289)	(857)	(825)
Interest expense, excluding amortization of loan fees	8,362	8,217	24,189	25,031

Ratio of EBITDAre to interest expense	2.7	2.6	2.7	2.5

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial for the nine months ended September 30, 2024 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of September 30,
	2025	2024
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$646,002	$633,437
Less: Cash	(6,848)	(2,534)
Less: Receivable due to real estate partnership debt default	—	(13,633)
Total Net Debt	$639,154	$617,270

Undepreciated real estate assets	$1,295,374	$1,243,067
Ratio of debt to real estate assets	49%	50%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

	Three Months Ended		Last Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$646,002	$633,437	$646,002	$633,437
Less: Cash	(6,848)	(2,534)	(6,848)	(2,534)
Less: Receivable due to real estate partnership debt default	—	(13,633)	—	(13,633)
Total Net Debt	$639,154	$617,270	$639,154	$617,270

EBITDAre	$22,459	$21,617	$88,729	$83,353

Effect of partial period acquisitions and dispositions	$(328)	$(172)	$682	$(669)

Pro forma EBITDAre	$22,131	$21,445	$89,411	$82,684

Annualized pro forma EBITDAre	$88,524	$85,780	$89,411	$82,684

Ratio of debt to pro forma EBITDAre	7.2	7.2	7.1	7.5

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2025	December 31, 2024
Fixed rate notes
$375.0 million, 3.40% plus 1.25% to 1.85% Note, due January 31, 2031 (1)	$375,000	$—
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (2)	—	265,000
$20.0 million, 3.67% plus 1.50% note, due January 31, 2028 (3)	—	20,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	28,571	35,714
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	40,000	50,000
$2.5 million, 7.79% Note, due February 28, 2025	—	429
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (4)	—	50,000
$56.3 million, 6.23% Note, due July 31, 2031	56,340	56,340

Floating rate notes
Unsecured line of credit, SOFR plus 1.30% to 1.90%, due September 19, 2029	66,091	—
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	—	75,000
Total notes payable principal	646,002	632,483
Less deferred financing costs, net of accumulated amortization	(4,376)	(965)
Total notes payable	$641,626	$631,518

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 3.40% through September 30, 2026, 3.36% from October 1, 2026 through January 31, 2028, and 3.42% from February 1, 2028 though January 31, 2031.

(2)

Promissory note included an interest rate swap that fixes the Secured Overnight Financing Rate (“SOFR”) portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% beginning February 1, 2024 through January 31, 2028.

(3)	Series One Incremental Term Loan included an interest rate swap that fixed the term loan rate at 5.165% through January 31, 2028.
(4)	A portion of the unsecured line of credit included an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2025
(in thousands)

Year	Amount Due
2025 (remaining)	$—
2026	17,143
2027	97,414
2028	17,823
2029	17,867
Thereafter	495,755
Total	$646,002

Whitestone REIT and Subsidiaries
SUMMARY OF TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,471	2.2%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,347	2.1%	5/8/1991, 4/1/2014, 7/1/2000, 10/19/2016 and 4/1/2014	2026, 2029, 2030, 2030 and 2034
Frost Bank	Houston	1,977	1.8%	7/1/2014	2029
Fitness Alliance, LLC (3)	Houston and San Antonio	1,800	1.6%	11/29/2022 and 12/04/2024	2039 and 2040
Newmark Real Estate of Houston LLC	Houston	1,337	1.2%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Cactus Café Uptown Houston, Inc.	Houston	758	0.7%	12/31/2024	2036
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (5)	Houston and Phoenix	685	0.6%	6/29/2001, 11/8/2009, 8/8/2018, 8/10/1999, and 04/05/2024	2026, 2027, 2028, 2030 and 2035
Starbucks Corporation (6)	Dallas and Phoenix	654	0.6%	8/8/2016, 5/29/2003, 7/1/1997, 7/14/2004, 7/8/1999, 10/15/2001 and 1/14/2024	2027, 2028, 2028, 2029, 2025, 2034, 2035
Barnes & Noble Booksellers, Inc.(7)	Phoenix	634	0.6%	3/3/2004 and 5/13/2002	2035 and 2030
Total Wine	Houston	564	0.5%	11/27/2018	2029
Soul Concepts, LLC (8)	Phoenix	562	0.5%	10/25/2011, 10/15/2018, 07/13/2020, 10/13/2021, 04/08/2022 and 06/23/2023	2030, 2030, 2026, 2028, 2029 and 2026
Kroger Co.	Dallas	483	0.4%	12/15/2000	2027
Capital Area Multispecialty Providers	Austin	465	0.4%	5/23/2014	2026
		$16,244	14.6%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2025 for each applicable tenant multiplied by 12.

(2)

As of September 30, 2025, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,099,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $46,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2031, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2030, was $388,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2030, was $469,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of September 30, 2025, we had two leases with the same tenant occupying space at properties located in Houston and San Antonio. The annualized rental revenue for the lease that commenced on November 29, 2022, and is scheduled to expire in 2039, was $971,000, which represents approximately 0.9% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 4, 2024, and is scheduled to expire in 2041, was $828,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of September 30, 2025, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of September 30, 2025, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2030, was $94,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on September 10, 2024, and is scheduled to expire in 2035, was $139,000, which represents approximately 0.1% of our total annualized base rental revenue.

(6)

As of September 30, 2025, we had seven leases with the same tenant occupying space at properties in Dallas, Phoenix, and Austin. The annualized rental revenue for the lease that commenced on July 1, 1997, and is scheduled to expire in 2028, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 8, 1999, and is scheduled to expire in 2030, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2001, and is scheduled to expire in 2034, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 29, 2003, and is scheduled to expire in 2028, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 14, 2004, and is scheduled to expire in 2029, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2016, and is scheduled to expire in 2027, was $84,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 14, 2024, and is scheduled to expire in 2035, was $144,000, which represents approximately 0.1% of our total annualized base rental revenue.

(7)

As of September 30, 2025, we had two leases with the same tenant occupying space at properties located in Phoenix and Dallas. The annualized rental revenue for the lease that commenced on March 3, 2004, and is scheduled to expire in 2035, was $261,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 13, 2002, and is scheduled to expire in 2030, was $373,000, which represents approximately 0.3% of our total annualized base rental revenue.

(8)

As of September 30, 2025, we had six leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 25, 2011, and is scheduled to expire in 2030, was $170,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2018, and is scheduled to expire in 2030, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 13, 2020, and is scheduled to expire in 2026, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 13, 2021, and is scheduled to expire in 2028, was $30,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 8, 2022, and is scheduled to expire in 2029, was $29,000, which represents approximately less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 23, 2023, and is scheduled to expire in 2026, was $42,000, which represents less than 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of September 30, 2025

	% of Leased SF	% of ABR
Restaurants & Food Service	20%	27%
Salons	7%	9%
Medical & Dental	7%	8%
Grocery	12%	7%
Financial Services	5%	7%
Fitness	8%	6%
General Retail	7%	5%
Apparel	5%	4%
Non Retail	4%	4%
Home Décor And Improvement	5%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	3%	2%
Local Services	1%	2%
Entertainment	3%	2%
Pharmacies & Nutritional Supplies	2%	2%
Sporting Goods	1%	1%
Wireless	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
RENEWALS
Number of Leases	47	46	163	139
Total Square Feet (1)	120,975	184,642	531,126	554,951
Average Square Feet	2,574	4,014	3,258	3,992
Total Lease Value	$13,341,000	$15,256,000	$58,914,000	$46,662,000
NEW LEASES
Number of Leases	21	26	67	80
Total Square Feet (1)	68,536	47,636	155,141	180,744
Average Square Feet	3,264	1,832	2,316	2,259
Total Lease Value	$15,735,000	$7,633,000	$34,594,000	$31,560,000
TOTAL LEASES
Number of Leases	68	72	230	219
Total Square Feet (1)	189,511	232,278	686,267	735,695
Average Square Feet	2,787	3,226	2,984	3,359
Total Lease Value	$29,076,000	$22,889,000	$93,508,000	$78,222,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2025	52	$16,459,235	129,088	3.8	$689,849	$5.34	$27.70	$25.49	$285,235	8.7%	$602,832	19.3%
2nd Quarter 2025	55	19,542,816	222,116	4.4	637,212	2.87	20.61	19.07	342,360	8.1%	675,344	17.9%
1th Quarter 2025	71	25,717,639	158,507	4.7	1,334,248	8.42	33.04	29.30	592,395	12.8%	909,959	20.3%
4th Quarter 2024	58	21,006,011	176,247	4.3	840,400	4.77	26.00	24.31	298,284	7.0%	852,421	21.9%
Total - 12 months	236	$82,725,701	685,958	4.3	$3,501,709	$5.10	$26.20	$23.99	$1,518,274	9.2%	$3,040,556	20.0%

Comparable New Leases:
3rd Quarter 2025	9	$4,798,488	16,947	6.2	$496,945	$29.32	$38.45	$34.30	$70,330	12.1%	$127,057	22.5%
2nd Quarter 2025	8	3,830,417	13,283	6.2	478,695	36.04	37.88	30.23	101,544	25.3%	160,820	41.4%
1th Quarter 2025	13	6,505,094	21,889	6.5	863,828	39.46	37.75	34.46	71,954	9.5%	167,254	22.6%
4th Quarter 2024	12	6,265,249	22,148	6.7	615,089	27.77	38.05	33.50	100,850	13.6%	238,284	36.1%
Total - 12 months	42	$21,399,248	74,267	6.5	$2,454,557	$33.05	$38.02	$33.38	$344,678	13.9%	$693,415	29.5%

Comparable Renewal Leases:
3rd Quarter 2025	43	$11,660,747	112,141	3.4	$192,904	$1.72	$26.07	$24.16	$214,905	7.9%	$475,775	18.6%
2nd Quarter 2025	47	15,712,399	208,833	4.3	158,517	0.76	19.51	18.36	240,816	6.3%	514,524	15.2%
1th Quarter 2025	58	19,212,545	136,618	4.4	470,420	3.44	32.29	28.48	520,441	13.4%	742,706	19.9%
4th Quarter 2024	46	14,740,763	154,099	3.9	225,311	1.46	24.27	22.99	197,434	5.6%	614,137	19.0%
Total - 12 months	194	$61,326,454	611,691	4.1	$1,047,152	$1.71	$24.77	$22.85	$1,173,596	8.4%	$2,347,142	18.2%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2025	68	$29,076,368	189,511	4.8	$1,857,027	$9.80	$28.32
2nd Quarter 2025	78	33,180,339	297,146	4.8	1,670,021	5.62	22.25
1th Quarter 2025	84	31,251,156	199,610	4.6	1,966,229	9.85	31.16
4th Quarter 2024	79	56,552,631	290,694	6.6	8,487,211	29.20	37.75
Total - 12 months	309	$150,060,494	976,961	5.3	$13,980,488	$14.31	$29.86

New
3rd Quarter 2025	21	$15,735,170	68,536	6.8	$1,344,986	$19.62	$32.38
2nd Quarter 2025	24	8,903,329	45,186	5.2	976,868	21.62	33.05
1th Quarter 2025	22	9,955,710	41,419	6.1	1,158,735	27.98	31.57
4th Quarter 2024	29	40,643,225	123,582	10.4	8,247,291	66.74	55.81
Total - 12 months	96	$75,237,434	278,723	8.0	$11,727,880	$42.08	$42.76

Renewal
3rd Quarter 2025	47	$13,341,198	120,975	3.6	$512,041	$4.23	$26.02
2nd Quarter 2025	54	24,277,010	251,960	4.7	693,153	2.75	20.31
1th Quarter 2025	62	21,295,446	158,191	4.2	807,494	5.10	31.05
4th Quarter 2024	50	15,909,406	167,112	3.9	239,920	1.44	24.39
Total - 12 months	213	$74,823,060	698,238	4.2	$2,252,608	$3.23	$24.71

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2025
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2025	250	197,507	4.1%	$4,535	4.0%	$22.96
2026	238	545,562	11.4%	14,419	12.8%	26.43
2027	208	703,403	14.7%	17,021	15.1%	24.20
2028	194	540,422	11.3%	14,676	13.0%	27.16
2029	164	663,258	13.9%	16,387	14.5%	24.71
2030	187	661,162	13.8%	16,099	14.3%	24.35
2031	58	269,330	5.6%	6,646	5.9%	24.68
2032	38	186,739	3.9%	4,859	4.3%	26.02
2033	26	124,982	2.6%	3,204	2.8%	25.64
2034	32	200,559	4.2%	4,887	4.3%	24.37
Total	1,395	4,092,924	85.7%	$102,733	91.0%	$25.10

(1)	Lease expirations table reflects rents in place as of September 30, 2025, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2025 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2025

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2025	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	87%	$894	$14.14	$14.14
Anderson Arbor	Austin	2001	89,746	87%	2,006	25.69	26.40
Anthem Marketplace	Phoenix	2000	113,293	97%	1,885	17.15	17.74
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	244	35.60	33.85
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,791	25.77	26.89
BLVD Place	Houston	2014	216,944	100%	9,831	45.08	46.75
The Citadel	Phoenix	2013	28,547	65%	418	22.53	23.01
City View Village	San Antonio	2005	17,870	90%	558	34.70	34.26
Dana Park Pad	Phoenix	2002	12,000	100%	342	28.50	29.00
Davenport Village	Austin	1999	128,934	97%	3,845	30.74	33.16
Eldorado Plaza	Dallas	2004	219,287	99%	3,521	16.22	16.19
Fountain Square	Phoenix	1986	118,209	90%	2,076	19.51	18.82
Fulton Ranch Towne Center	Phoenix	2005	120,575	92%	2,353	21.21	21.91
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,812	17.66	18.17
Gilbert Tuscany Village	Phoenix	2009	49,415	90%	1,037	23.32	22.71
Heritage	Dallas	2006	70,431	94%	1,898	28.67	30.36
HQ Village	Dallas	2009	89,134	93%	2,774	33.46	31.87
Keller Place	Dallas	2001	93,541	97%	1,193	13.15	13.47
Kempwood Plaza	Houston	1974	91,302	93%	1,402	16.51	17.34
La Mirada	Phoenix	1997	147,209	97%	4,129	28.92	29.82
Lake Woodlands Crossing	Houston	2018	60,246	94%	1,925	33.99	34.24
Lakeside Market	Dallas	2000	164,899	93%	4,659	30.38	31.21
Las Colinas	Dallas	2000	104,919	94%	3,123	31.67	32.11
Lion Square	Houston	1980	117,592	96%	2,180	19.31	19.73
The MarketPlace at Central	Phoenix	2012	111,130	100%	1,288	11.59	11.72
Market Street at DC Ranch	Phoenix	2003	244,888	93%	6,571	28.85	30.87
Paradise Plaza	Phoenix	1983	125,898	94%	2,010	16.98	17.59
Parkside Village North	Austin	2005	27,045	100%	972	35.94	35.31
Parkside Village South	Austin	2012	90,101	100%	2,780	30.85	30.35
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,832	25.55	25.23
Pinnacle Phase II	Phoenix	2017	27,063	100%	929	34.33	31.33
The Promenade at Fulton Ranch	Phoenix	2007	98,792	99%	1,710	17.48	19.26
Quinlan Crossing	Austin	2012	109,892	98%	2,863	26.58	26.19
Scottsdale Commons	Phoenix	1980	65,282	100%	1,788	27.39	28.00
Seville	Phoenix	1990	90,042	91%	3,253	39.70	39.14
Shaver	Houston	1978	21,926	100%	400	18.24	17.97
Shops at Pecos Ranch	Phoenix	2009	78,767	96%	2,118	28.01	27.39
Shops at Starwood	Dallas	2006	55,385	94%	1,884	36.19	35.02
The Shops at Williams Trace	Houston	1985	132,991	95%	2,372	18.77	18.28
Starwood Phase II	Dallas	2016	35,351	100%	1,388	39.26	37.82
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	2,119	28.67	30.11
San Clemente	Austin	2003	31,832	86%	852	31.12	37.59
South Hulen Shopping Center	Dallas	2004	86,907	96%	2,325	27.87	26.92
Sunset at Pinnacle Peak	Phoenix	2000	41,530	100%	1,051	25.31	26.22
Terravita Marketplace	Phoenix	1997	102,733	99%	2,024	19.90	21.07
Town Park	Houston	1978	43,526	93%	1,083	26.75	26.58
Village Shops at Dana Park	Phoenix	2002	10,128	100%	362	35.74	36.83
Village Square at Dana Park (5)	Phoenix	2009	323,026	83%	7,048	26.29	26.49

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2025

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2025	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	96%	2,766	22.30	22.43
Windsor Park	San Antonio	2012	196,458	85%	2,188	13.10	13.49
Total/Weighted Average - Whitestone Properties			4,776,900	94%	112,872	25.14	25.59

Land Held for Development:
Anderson Arbor PAD	Austin	N/A	—	—%	—	—	—
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,776,900	94%	$112,872	$25.14	$25.59

(1)

Calculated as the tenant’s actual September 30, 2025 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2025. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2025 equaled approximately $332,000 for the month ended September 30, 2025.

(2)	Calculated as annualized base rent divided by leased square feet as of September 30, 2025.

(3)

Represents (i) the contractual base rent for leases in place as of September 30, 2025, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2025.

(4)	As of September 30, 2025, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)	Includes land parcel subject to ground lease.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | San Clemente | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | South Hulen Shopping Center | Shops at Starwood

HOUSTON

BLVD Place | Garden Oaks Center | Kempwood Plaza | Lake Woodlands Crossing | Lion Square |
Shaver Street Center | Shops at Williams Trace | Town Park Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center |
Market Street at DC Ranch Marketplace at Central | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Commons | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park | Village Shops at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037